EFFECTIVE AUGUST 23RD, 2004

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	February 28, 2005

Veridien Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-25555	59-3020382

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2875 MCI Drive, Suite B, Pinellas Park, Florida	33782-6105

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(727) 576-1600

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On February 28, 2005 the Registrant amended its previously reported Agreement with Mycosol Inc. and Mycosol’s three Founding Shareholders (see Form 10Qsb June 30, 2004) by increasing the maximum Series A Preferred Stock subscription amount available to Veridien from $1,500,000 to $1,875,000.

The Registrant has exercised its option under the previously reported Agreement with Mycosol Inc. and their three Founding Shareholders to acquire additional shares of Mycosol. The Registrant had issued 6,000,000 shares of its common stock (see 3.02 Unregistered Sale of Equity Securities below) to the three founding shareholders of Mycosol which it exchanged on February 28, 2005 for 687,500 shares of Mycosol common stock. Under its Agreement with Mycosol and their three founding shareholders, the Registrant is authorized to have participants in its investment group. On March 7, 2005 an unrelated third party, participated with the Registrant and acquired 458,333 of such shares.

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On March 7, 2005 an unrelated third party, participating with the Registrant as permitted under the Registrant’s Agreement with Mycosol Inc. and their three Founding Shareholders acquired 458,333 shares of the common stock of Mycosol Inc. from the Registrant.

On March 8, 2005 the Registrant acquired from Mycosol 250,000 shares of it’s Series A Preferred Stock for $250,000.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF BALANCE SHEET ARRANGEMENT OF A REGISTRANT

On March 7, 2005 the Registrant agreed with the unrelated third party participating in the Agreement with Mycosol Inc. and their three Founding Shareholders to permit such third person to (i) exchange until December 31, 2005 their 458,333 common shares of Mycosol Inc. for 9,803,992 common shares of the Registrant; or if not so exchanged (ii) commencing January 1, 2007 for a period of 3 months after notice by Registrant, to Put to the Registrant 229,167 common shares of Mycosol Inc. for $250,000, payable in cash or Registrant’s common stock at Registrant’s option.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

Common Stock

The Registrant had issued 6,000,000 shares of its common stock to the three Founding Shareholders of Mycosol which it exchanged (see 1.01 above) on February 28, 2005 for 687,500 additional shares of Mycosol common stock. This issuance was considered exempt from registration by reason of Section 4(2) of the Securities Act.

Convertible Securities

On March 7, 2005 the Registrant issued a convertible debenture for cash proceeds of $100,000 to a third party, unrelated, accredited investor. This debenture carries an interest rate of 8% and has a term of 3 years. This instrument is immediately convertible into common shares, at the option of the holder, at the conversion rate of $0.051. This issuance was considered exempt from registration by reason of Section 4(2) of the Securities Act.

In addition to the above sales, the Registrant has sold the following Unregistered Equity Securities since its last filing September 30, 2004:

Common Stock

On December 22, 2003 the Registrant issued 3,225,806 shares of its common stock to a supplier in exchange for an Inventory deposit of $250,000. This issuance was considered exempt from registration by reason of Section 4(2) of the Securities Act.

Issuance of Convertible Debentures

On December 10, 2004 the Registrant issued a convertible debenture for cash proceeds of $50,000 to a third party, unrelated, accredited investor. This debenture carries an interest rate of 8% and has a term of 3 years. This instrument is immediately convertible into common shares, at the option of the holder, at the conversion rate of $0.051. This issuance was considered exempt from registration by reason of Section 4(2) of the Securities Act.

On February 14, 2005 the Registrant issued a convertible debenture for cash proceeds of $100,000 to a third party, unrelated, accredited investor. This debenture carries an interest rate of 8% and has a term of 3 years. This instrument is immediately convertible into common shares, at the option of the holder, at the conversion rate of $0.051. This issuance was considered exempt from registration by reason of Section 4(2) of the Securities Act.

Loan and Security Agreement Conversions

On January 11, 2005 $113,489 of principal of the Loan and Security Agreement was converted to 7,321,857 shares of Common Stock and 0 shares of Series B Preferred Stock. This issuance was considered exempt from registration by reason of Section 3(a)(9) of the Securities Act. From September 14, 1998 to January 11, 2005, the lenders have converted $2,370,147 of this $2,500,000 debt into Common Shares and Series B Preferred Shares at a combined average cost of the equivalent of $0.031 per Common Share.

Common Stock Warrants

On December 31, 2004 the Registrant issued 1,000,000 warrants for the purchase of Common Stock with an exercise price of $0.07 and an expiry of 24 months, to a consultant providing marketing and management services to the Company. These warrants were issued in fulfillment of part of the compensation portion of a consulting agreement with this party. This issuance was considered exempt from registration by reason of Section 4(2) of the Securities Act.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERIDIEN CORPORATION

Dated:	March 9, 2005	By:	/s/ Sheldon C. Fenton Sheldon C. Fenton President & Chief Executive Officer

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